                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT
                              (Location Specific)



DATE:     March 1, 1999                                    ("Commencement Date")

PARTIES:  LESLIE MAHON                                             ("Executive")

          ASSISTED LIVING CONCEPTS, INC., on                         ("Company")
          behalf of itself and its Affiliated Companies
          11835 NE Glenn Widing Drive, Building E
          Portland, Oregon 97220


  1.  Services.
      --------

      1.1  Employment.  Effective on the Commencement Date, Assisted Living
           ----------
Concepts, Inc. ("ALC") or one of its Affiliated Companies (defined below) hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, on the terms and conditions of this Agreement. Such employment shall be for the initial term of two (2) years, with an automatic rollover at the end of each year from and after the Commencement Date for an additional year unless terminated by the Company by its providing written notice of such termination to Executive within ninety (90) days prior to the anniversary of the Commencement Date (in which event Executive shall have one year remaining until the termination of this Agreement, unless terminated earlier pursuant to Section 6 hereunder). For example, in the event that Executive were an employee of the Company on March 15, 2000 and the Company were not to have provided written notice to Executive between December 15, 1999 and March 15, 2000 that Executive's employment would terminate on March 15, 2001, then the term of this Agreement would automatically rollover an additional year to March 15, 2002 from March 15, 2001. On the other hand, if the Company were to provide written notice to Executive of the termination of this Agreement within 90 days prior to the anniversary date of March 15, 2000, then this Agreement would terminate on March 15, 2001 (unless terminated earlier pursuant to Section 6 hereunder), and there would be no automatic rollover.

For purposes of this Agreement, "Affiliated Companies" shall mean an entity controlling, controlled by, or under common control with ALC, and shall include a corporation which acquires the stock of ALC, should a merger occur.

      1.2  Position and Duties.  Executive shall serve as the Vice President of
           -------------------
Operations with such powers and duties appropriate to that position as may be provided by the Bylaws of the Company and as may be determined by the Chief Executive Officer (or, if none, the President) of the Company from time to time. Executive's position and duties may change during the term of this Agreement; provided, however, that the position and duties shall not diminish in scope.


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      1.3  Outside Activities.  Executive shall obtain the prior written consent
           ------------------
of the Board of Directors prior to Executive engaging in any other professional or business activities, directly or indirectly, that may require a material amount of Executive's time or effort to the detriment of the Company's business. Such consent will not be unreasonably withheld.

      1.4  Direction of Services.  Executive shall at all times discharge
           ---------------------
Executive's duties in consultation with and under the supervision and direction of the Company's Chief Executive Officer and President, or any duly designated representative of either of them if such offices are held by different individuals.

  2.  Compensation and Expenses.
      -------------------------

      2.1  Salary.  As compensation for services under this Agreement, the
           ------
Company shall pay to Executive an annual salary to be established each calendar year by the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) in consultation with the Board of Directors of the Company. Such salary may be adjusted from time to time unless the Board of Directors in its discretion determines not to do so, but in no event will an adjustment result in a salary less than the initial annual salary in the amount of One Hundred Seventy-five Thousand Dollars ($175,000). Payment shall be made on a bi-weekly basis or other basis as may be implemented for general payroll purposes, less all amounts required by law to be withheld or deducted.

      2.2  Stock Options.  The Company shall grant Executive the option to
           -------------
purchase 30,000 shares of Company common stock to vest as follows:

                            10,000 on March 1, 2000
                            10,000 on March 1, 2001
                            10,000 on March 1, 2002

      2.3  Company Incentive Bonus Plan.  After six (6) full months of
           ----------------------------
employment with the Company, Executive shall be eligible to participate in the Company's Incentive Bonus Plan for 1999 and in any future bonus plan, the criteria of which shall be determined in the sole discretion of the Board of Directors. For the calendar year 1999, the Incentive Bonus Plan is based upon:
(i) the Company meeting its performance goals; and (ii) Executive meeting the goals established for Executive. The maximum amount of such bonuses for any employee employed the full calendar year of 1999 is 20% of an employee's annual salary or, up to 10% based upon employee's performance and up to 10% based on the Company's performance. In the event an employee is eligible to participate in the Plan during only the last three months of 1999, then the maximum amount of an employee's bonus would be 20% of the amount of employee's salary for 3 months.

      2.4. Expenses.  Executive shall be reimbursed for Executive's travel
           --------
expenses incurred in connection with Executive's employment according to the policies and procedures in effect when incurred.


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

      2.5  Benefits.  Executive and Executive's immediate family (if benefit is
           --------
generally available to Executive's family members) shall have the right to receive or participate in any of the Company's benefit programs, including without limitation, group medical (with Executive and Executive's spouse's cost of the Company's medical benefit program paid in full), dental, life, AD&D and LTD on the first of the next month following ninety (90) days of employment with the Company.

      2.6  Paid Time Off.  Executive shall be entitled to four (4) weeks of Paid
           -------------
           Time Off per year of employment with the Company. Executive shall have the right to carry over one quarter of Paid Time Off which accrued but was unused during the prior calendar year.but was unused during the prior calendar year. No compensation will be paid for accrued Paid Time Off which was not taken. For the year 1999, Paid Time Off shall be prorated according to time actually employed.

      2.7  Other.  Executive's car allowance shall be in the amount of $500 per
           -----
           month.

  3.  Confidential Information.
      ------------------------

      3.1  Access to Information.  Executive acknowledges that in the course of
           ---------------------
Executive's employment, Executive will have access to proprietary information, trade secrets, and other confidential information, that such information is a valuable asset of the Company, and that its disclosure or unauthorized use will cause the Company substantial harm. As used in this Agreement, the term "Confidential Information" shall mean: (a) proprietary information and trade secrets of the Company and (b) information designated by the Company as confidential or which Executive knows or should know is confidential.

      3.2  Ownership.  Executive acknowledges that all Confidential Information
           ---------
shall continue to be the exclusive property of the Company, whether or not prepared in whole or in part by Executive and whether or not disclosed to Executive or entrusted to Executive's custody in connection with Executive's employment by the Company.

      3.3  Nondisclosure and Nonuse.  Unless authorized or instructed in writing
           ------------------------
by the Company, or required by legally constituted authority, Executive will not, except as required in the course of the Company's business, during or after Executive's employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public other than by Executive's act or failure to prevent accidental or negligent loss or release to any unauthorized person of the Confidential Information.

      3.4  Return of Confidential Information.  Upon request by the Company
           ----------------------------------
during or after Executive's employment, and without request upon termination of employment pursuant to this Agreement, Executive will deliver immediately to the Company all Confidential Information of the Company; Executive will retain no excerpts, notes, or copies thereof, whether on disk for computer use or in any other form.


Page 3 - EMPLOYMENT AGREEMENT

      3.5  Duration.  The obligations set forth in this Section 3 shall survive
           --------
the expiration or earlier termination of this Agreement and shall terminate at such time as Executive no longer possesses Confidential Information.

  4.  Work Made for Hire.  Executive agrees that all creative work, including
      ------------------
without limitation, techniques, models, and processes, prepared or originated by Executive for the Company, or during or within the scope of employment by the Company, whether or not subject to protection under applicable law, constitutes work made for hire, all rights to which are owned by the Company, Executive assigns to the Company all rights, title, and interest, whether by way of copyright, trade secret, or otherwise, in all such work, whether or not subject to protection by copyright or other law. EXECUTIVE ACKNOWLEDGES AND AGREES THAT ANY ONE OR MORE ENTITIES CONSTITUTING "COMPANY" UNDER THIS AGREEMENT SHALL BE ENTITLED TO THE BENEFIT OF THE PROVISIONS OF THIS SECTION 4.

  5.  Noncompetition.
      --------------

      5.1  Covenant.  Executive covenants that in the states in which Affilated
           --------
Companies are doing business, Executive will not, either individually or as a director, officer, partner, employee, agent, representative, or consultant with any business, directly or indirectly during the term of employment with the Company and for one year thereafter:

           (a) Induce or attempt to induce any person who is an employee of the Company during the term of this covenant to leave the employ of the Company; or

           (b) Induce or attempt to induce any person who is a tenant or potential tenant (whether on a waiting list or simply a person who was contacted by Executive or another agent of the Company in a marketing effort or who contacted the Company regarding tenancy or whose family member or agent contacted the Company) to leave the tenancy of a facility or to select different residency, not under Company management; or,

           (b) Solicit, divert, or accept orders from any customer of the Company for products or services that are substantially competitive with the products or services, if any, sold by the Company.

      5.2  Enforcement.
           -----------

           (a) Executive acknowledges and agrees that the time, scope, and other provisions of this Section 5 have been specifically negotiated by sophisticated parties having been advised to seek legal counsel and Executive agrees that such time, scope, and other provisions are


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      reasonable under the circumstances. Executive further agrees that if, at any time, despite the express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of this Section 5 is unenforceable for any reason, the maximum restrictions reasonable under the circumstances, as determined by such court, will be substituted for any such restrictions held unenforceable.

           (b) EXECUTIVE ACKNOWLEDGES AND AGREES THAT ANY ONE OR MORE ENTITIES CONSTITUTING "COMPANY" UNDER THIS AGREEMENT SHALL BE ENTITLED TO THE BENEFIT OF THE PROVISIONS OF THIS SECTION 5.

  6.  Termination.
      -----------

      6.1  Voluntary Resignation.  Executive may terminate Executive's
           ---------------------
employment under this Agreement by 90 days written notice to the Company. In the event of such voluntary resignation, this Agreement shall terminate as of the effective date of resignation, and the Company shall have no obligation whatsoever to pay any Severance Amount or any other amounts except as required by applicable law.

      6.2  Termination by the Company.
           --------------------------

           (a)  With Cause.  The Company may terminate Executive's employment
                ----------
      under this Agreement immediately with cause by notice to Executive. In the event Executive is terminated pursuant to the provisions of this Section 6.2(a), the Company shall have no obligation whatsoever to pay any Severance Amount or any other amounts except as required by applicable law. Specific examples of events that warrant termination for cause include, but are not limited to: (i) Executive's material failure to perform Executive's duties; (ii) Executive's failure to act in a professional manner if such failure causes material damage to the Company;
      (iii) Executive's breach of this Agreement; or (iv) Executive's engaging in fraud, breach of fiduciary duty, or any other act of similar willful misconduct or gross negligence in the performance of Executive's duties on behalf of the Company.

           (b)  Without Cause. In the event of the termination of the employment
                -------------
      of Executive by the Company without cause and without the Company offering Comparable Employment (defined below) prior to the expiration hereof, Executive shall be paid an amount equal to that set forth in Schedule 6.2(b), which is attached hereto and incorporated herein by this reference (the "Severance Amount"), subject to the condition set forth in Section
      6.4 below. Such Severance Amount shall be paid in a lump sum within 60 days after the effective date of the termination of employment. In the event Executive is offered Comparable Employment, whether or not Executive accepts such offer, then the Company shall have


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      no obligation whatsoever to pay the Severance Amount. In the event,
      Executive is offered and accepts a position with the Company which is Comparable Employment, this Agreement shall remain in full force and effect until its expiration or earlier termination after such change to Comparable Employment. "Comparable Employment" shall mean employment with ALC or an Affiliated Company in a position that is with one or more entities constituting "Company" under this Agreement and is: (i) not materially different in level of responsibility or duties; (ii) at the same or higher salary level and benefits; (iii) with the same or similar title or rank; and (iv) which is to be based within a 20-mile radius of the location of Executive's immediately prior position with the Company.

      6.3  Death.  This Agreement shall terminate immediately upon Executive's
           -----
death, and the Company shall have no obligation to pay the Severance Amount in such event.

      6.4  Condition to Severance Payments.
           -------------------------------

           (a) As a condition precedent to the Company's obligation to pay the Severance Amount, Executive shall sign, deliver, and abide by a Separation Agreement and Release, substantially in the form attached hereto as Exhibit A to this Agreement. The Company's obligation to pay the Severance Amount shall terminate if Executive is in violation of the provisions of
      Section 5 of this Agreement.

           (b) EXECUTIVE ACKNOWLEDGES AND AGREES THAT "COMPANY" FOR THE PURPOSES OF THE RELEASE CONTEMPLATED BY SECTION 6.4(a) COULD INCLUDE ONE OR MORE OF ALC AND THE AFFILIATED COMPANIES DURING THE TERM OF THIS AGREEMENT AND THAT EACH SUCH ENTITY SHALL SEPARATELY BE ENTITLED TO THE BENEFIT OF THE RELEASE CONTEMPLATED IN SECTION 6.4(a).

  7.  Remedies.  The respective rights and duties of the parties under this
      --------
Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Executive acknowledges that breach of Sections 3 and 5 of this Agreement will cause irreparable harm to the Company and agrees to the entry of a temporary restraining order and permanent injunction by any court of competent jurisdiction to prevent breach or further breach of this Agreement. Such remedy shall be in addition to any other remedy available to Company at law or in equity.

  8.  Severability of Provisions.  The provisions of this Agreement are
      --------------------------
severable, and if any provision hereof is held invalid or unenforceable, it shall be enforced to the maximum extent permissible, and the remaining provisions of the Agreement shall continue in full force and effect.


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

  9.  Attorney Fees.  In the event a suit or action is filed to enforce Sections
      -------------
3 and 5 of this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action including, without limitation, reasonable attorneys fees at trial, on appeal and otherwise.

  10. Nonwaiver.  Failure of the Company at any time to require performance of
      ---------
any provision of this Agreement shall not limit the right of the Company to enforce the provision. No provision of this Agreement or breach thereof may be waived by either party except by a writing signed by that party. A waiver of any breach of a provision of this Agreement shall be construed narrowly and shall not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

  11. Arbitration.
      -----------

      11.1  Claims Covered.  All claims or controversies ("Claim" or "Claims"),
            --------------
(except for those expressly excluded by Section 11.2, whether or not arising out of Executive's employment or its termination) that Company may have against the Executive or that Executive may have against the Company or against its officers, directors, employees or agent, in their capacity as such or otherwise, shall be resolved by arbitration, as provided in this Section 11. Claims covered by this agreement to arbitration shall include, without limitation, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and, claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except as otherwise provided in Section 11.2.

      11.2  Non-covered Claims.  Claims arising out of Sections 3 and 5 of this
            ------------------
Agreement and workers compensation or unemployment compensation benefits are not covered by the parties' agreement to arbitrate. Non-covered claims include, without limitation, claims by the Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, about which Executive understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction.

      11.3  Required Notice of All Claims and Statute of Limitations.  Company
            --------------------------------------------------------
and Executive agree that the aggrieved party must give written notice of any Claim to the other party within one year of the date the aggrieved party first has knowledge of the event giving rise to the Claim. Failure to provide such notice shall result in the Claim being void and deemed waived, even if there is a federal or state statute of limitations which would have given more time to pursue the Claim. The written notice shall identify and describe the nature of all Claims asserted and the facts upon which such Claims are based.

      11.4  Hearing or Mediation.  Prior to any arbitration proceeding taking
            --------------------
place


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

pursuant to this Section, Company or Executive may elect to submit the Claim to non-binding mediation before a mutually agreeable mediation tribunal or mediator, in which event both parties and the mediator shall execute a reasonable confidentiality agreement and abide by the procedures specified by the mediation tribunal or mediator.

        11.5  Arbitration Procedures.  Any arbitration shall be conducted in
              ----------------------
accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("Model Rules"), through the United States Arbitration and Mediation Service ("USA&MS"), before an arbitrator who is licensed to practice law in the State of Oregon (the "Arbitrator"). Because USA&MS shall be the arbitration service, where the Model Rules reference the "American Arbitration Association," "USA&MS" shall be inserted instead. The arbitration shall take place in or near Portland, Oregon.

              (a)  Selection of Arbitrator.  The USA&MS shall give each party a
                   -----------------------
     list of 11 arbitrators drawn from its panel of labor-management dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, the USA&MS shall furnish an additional list or lists until an Arbitrator is selected.

              (b)  Applicable Law.  The Arbitrator shall apply the substantive
                   --------------
     law (and the law of remedies, if applicable) specified in this Agreement or federal law, or both, as applicable to the Claim(s) asserted. The Oregon Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any assertion that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

              (c)  Authority.  The Arbitrator shall have jurisdiction to hear
                   ---------
     and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

              (d)  Representation.  Each party may be represented by an attorney
                   --------------
     or other representative selected by that party.

              (e)  Discovery.  Each party shall have the right to take the
                   ---------
     deposition of one individual and any expert witness designated by the other party.


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

     Each party also shall have the right to make requests for production of documents to the other party. The subpoena right specified below shall be applicable to discovery pursuant to this subsection (e). Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial needs. At least 30 days before the arbitration proceeding, the parties shall exchange lists of witnesses, including naming experts, and provide copies of all exhibits intended to be used at the arbitration proceeding. Each party shall have the right to subpoena witnesses and documents for such proceeding.

              (f)  Reporter.  Either party, at its expense, may arrange for and
                   --------
     pay the cost of a court reporter to provide a stenographic record of the proceeding.

              (g)  Post-Proceeding Briefs.  Either party, upon request at the
                   ----------------------
     close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

         11.6 Enforcement.  Either party may bring an action in any court of
              -----------
competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and Executive agree that neither shall initiate or prosecute any lawsuit or administrative action (other than for a non-covered claim) in any way related to any Claim covered by the parties' agreement to arbitrate. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

         11.7 Arbitration Fees and Costs.  Company and Executive shall equally
              --------------------------
share the fees and costs of the Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, at least ten (10) days prior to the first day of the proceeding. Each party shall pay for its own costs and attorneys fees, if any; provided, however, that the Arbitrator, in that person's sole discretion, may award reasonable fees to the prevailing party in the proceeding.

         11.8 Waiver of Jury Trial.  BY AGREEING TO SUBMIT A DISPUTE TO
              --------------------
ARBITRATION, THE PARTIES HERETO UNDERSTAND THAT THEY WILL NOT ENJOY THE BENEFITS OF A JURY TRIAL. ACCORDINGLY, THE PARTIES HERETO EXPRESSLY AGREE TO WAIVE THE RIGHT TO A JURY TRIAL.

         11.9 Benefit.  EXECUTIVE ACKNOWLEDGES AND AGREES THAT "COMPANY" FOR
              -------
THE PURPOSES OF THE PROVISIONS OF THIS SECTION 12 COULD INCLUDE ONE OR MORE OF ALC AND THE AFFILIATED COMPANIES DURING THE TERM OF THIS AGREEMENT AND THAT EACH SUCH ENTITY SHALL SEPARATELY BE ENTITLED TO THE BENEFITS OF THIS SECTION.


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

     12.  General Terms and Conditions.  The parties acknowledge that the
          ----------------------------
Company is engaged in transactions involving interstate commerce and that Executive's employment involves such commerce. This Agreement and that certain offer letter from ALC, dated February 3, 1999, (which is attached hereto and incorporated herein by this reference) as accepted by Executive on February 4, 1999, shall constitute the final and entire understanding of the parties relating to the employment of Executive, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto. In the event of any inconsistency between the terms of this Agreement and the offer letter, this Agreement shall prevail. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to the conflicts of laws rules thereof, and all disputes relating to this Agreement (which are not subject to arbitration under Section
11) shall be tried before a state or federal court sitting in Multnomah County, to the exclusion of all courts which might have jurisdiction apart from this provision. This Agreement shall inure to the benefit of any successors or assigns of the Company.

                       [signatures on the following page]


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

     IN WITNESS HEREOF, the parties have executed this Employment Agreement as of the date below written to be effective on the Commencement Date hereof.

EXECUTIVE                                 ASSISTED LIVING CONCEPTS, INC., on
                                          behalf of itself and its Affiliated
                                          Companies



_____________________________________      ___________________________
Leslie Mahon, Chief Operating Officer      Keren Brown Wilson
Date: ____________                         Chief Executive Officer and President

Work Location -- Present Address:          Date: ___________
11835 N.E. Glenn Widing Drive, Building E
Portland, OR  97220-9057


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

                                   EXHIBIT A

                                      TO

                             EMPLOYMENT AGREEMENT

                   FORM OF SEPARATION AGREEMENT AND RELEASE


  This Separation Agreement and Release ("Agreement") is made and entered into as of this _____ day of ______________,______, by and between Assisted Living Concepts, Inc. and one or more of its Affiliated Companies (collectively, "Company"), and ______________________ ("Executive") in order to provide the terms and conditions of Executive's termination of employment, to fully and completely resolve any and all issues that Executive may have in connection with [HIS/HER] employment with Company or the termination of that employment, and to promote an amicable long-term relationship between Company and Executive.

  In consideration of the mutual promises and conditions contained herein, the parties agree as follows:

  1.  Separation. Executive has been [is currently] employed at Company as
      ----------
Executive. Executive shall have no further job responsibilities at Company after --------------, and [his/her] employment shall be terminated effective as of such date.

  2.  Payment to Executive.  Pursuant to the Employment Agreement entered into
      --------------------
between the parties, Company agrees to provide additional compensation to Executive in the amounts set forth in the Employment Agreement provided Executive executes and does not revoke this Agreement.

  3.  Release of Claims. In return for the benefits conferred by this Agreement
      -----------------
(and described in the Employment Agreement), which Executive acknowledges Company has no legal obligation to provide if Executive does not enter into this Agreement, Executive, on behalf of [HERSELF/HIMSELF] and [HER/HIS] heirs, executors, administrators, successors and assigns, hereby releases and forever discharges Company and its past, present and future affiliates, subsidiaries, predecessors, successors and assigns, and each of their past, present and future shareholders, officers, directors, Executives, agents and insurers, from any and all claims, actions, causes of action, disputes, liabilities or damages, of any kind, which may now exist or hereafter may be discovered, specifically including, but not limited to, any and all claims, disputes, actions, causes of action, liabilities or damages, arising from or relating to Executive's employment with Company, or the termination of such employment, except for any claim for payment or performance pursuant to the terms of this Agreement. This release includes, but is not limited to, any claims that Executive might have for reemployment or reinstatement or for additional compensation or benefits and applies to claims that [HE/SHE] might have under either federal, state or local law dealing with employment, contract, tort, wage and hour, or civil rights matters, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age


                                    - A-1 -

Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, similar state laws, and any regulations under such laws. This release shall not affect any accrued rights Executive may have under any medical insurance, workers' compensation or retirement plan because of [HIS/HER] prior employment with Company. EXECUTIVE ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE [HE/SHE] IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT [HE/SHE] MAY HAVE AGAINST COMPANY AND THE OTHER PERSONS NAMED ABOVE, EXCEPT FOR THE RIGHTS SPECIFICALLY EXCLUDED ABOVE.

  4.  Confidentiality.  Executive agrees to keep this Agreement and each of its
      ---------------
terms, specifically including without limitation the amount of the payment described in this Agreement, and the fact that [HE/SHE] has received payment, strictly confidential. Executive may disclose the terms of this Agreement only to [HIS/HER] attorney or accountant, or as required by law. Executive understands that Company may be required to publicly disclose the terms of this Agreement.

  5.  Non-Disparagement.  Executive shall not make any disparaging or derogatory
      -----------------
remarks of any nature whatsoever about Company, its officers, directors or Executives, or its services and/or products (if any), either publicly or privately, unless required by law.

  6.  Non-Admission of Liability. This Agreement shall not be construed as an
      --------------------------
admission of liability or wrongdoing by Company. Neither this Agreement nor any of its terms, provisions, or conditions constitute an admission of liability or wrongdoing or may be offered or received in evidence in any action or proceeding as evidence of an admission of liability or wrongdoing.

  7.  Employment Agreement.  Executive acknowledges and reaffirms [HIS/HER]
      --------------------
obligations under Sections 3 and 5 of the Employment Agreement executed by [HIM/HER] in conjunction with [HIS/HER] employment at Company. The terms of such Employment Agreement are hereby incorporated herein and made a part of this Agreement. Executive agrees to strictly comply with such terms of the Employment Agreement.

  8.  Return of Property.  Executive agrees to and hereby represents that
      ------------------
[HE/SHE] has returned to Company all of Company's property and all materials containing confidential information of Company, that were in [HIS/HER] possession or under [HIS/HER] control.

  9.  Miscellaneous.
      -------------

      9.1  Entire Agreement.  This document constitutes the entire, final, and
           ----------------
  complete agreement and understanding of the parties with respect to the subject matter hereof and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto, other than the Employment Agreement executed between the parties. There have been no representations or commitments by Company to make any payment or perform any act other than


                                    - A-2 -

      9.2  Waiver.  No waiver of any provision of this Agreement shall be
           ------
  deemed, or shall constitute a wavier of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the parties making the waiver.

      9.3  Binding Effect.  All rights, remedies, and liabilities herein given
           --------------
  to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their representative heirs, personal representatives, administrators, successors and assigns.

      9.4  Amendment.  No supplement, modification or amendment of this
           ---------
  Agreement shall be valid, unless the same is in writing and signed by both parties.

      9.5  Fees.  If it becomes necessary to enforce this Agreement, or any
           ----
  part hereof, the prevailing party shall be entitled to recover its reasonable attorney fees and costs incurred therein, including all attorneys fees and costs on appeal.

      9.6  Governing Law.  This Agreement and the rights of the parties
           -------------
  hereunder shall be governed, construed and enforced in accordance with the laws of the state of Oregon, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the Circuit Court of the State of Oregon for the County of Multnomah. The parties hereby irrevocably submit to the jurisdiction of such court for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any claim that any such suit or action has been brought in an inconvenient forum.

      9.7  Executive Given 21 Days to Consider Agreement. Executive acknowledges
           ---------------------------------------------
  that Company advised [HIM/HER] in writing to consult with an attorney before signing this Agreement and that [HE/SHE] has had at least 21 days to consider whether to execute this Agreement.

      9.8  Revocation.  Executive may revoke this Agreement by written notice
           ----------
  delivered to the President or Chief Executive Officer of the Company within seven days following the date [HE/SHE] signed the Agreement. If not revoked under the preceding sentence, this Agreement becomes effective and enforceable after the seven-day period has expired.


                                    - A-3 -

     EXECUTIVE ACKNOWLEDGES THAT [HE/SHE] HAS FREELY AND VOLUNTARILY EXECUTED THIS AGREEMENT, WITH A COMPLETE UNDERSTANDING OF ITS TERMS AND PRESENT AND FUTURE EFFECTS.

"EXECUTIVE"                     ASSISTED LIVING CONCEPTS, INC. on behalf
                                of itself, and the Affiliated Companies


______________________________  By: ____________________________________
                                Title: _________________________________

Date:_________________________  Date:___________________________________


                                    - A-4 -